Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry J. Miller and Jann A. Weaver, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Codorus Valley Bancorp, Inc.), to sign this Form 10-K and any or all amendments to this Form 10-K and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Rodney L. Krebs	Chairman of the Board of	3/11/08

Rodney L. Krebs	Directors and Director

/s/ Larry J. Miller	President, Chief Executive Officer,	3/11/08

Larry J. Miller	Vice-Chairman of the Board of
(Principal Executive Officer)	Directors and Director

	Director	3/11/08
D. Reed Anderson, Esq.

/s/ MacGregor S. Jones	Director	3/11/08

MacGregor S. Jones

/s/ William H. Simpson	Director	3/11/08

William H. Simpson

	Director	3/11/08
Dallas L. Smith

/s/ Donald H. Warner	Director	3/11/08

Donald H. Warner

/s/ Michael L. Waugh	Director	3/11/08

Michael L. Waugh

/s/ Jann A. Weaver	Treasurer and Assistant Secretary	3/11/08

Jann A. Weaver
(Principal Financial and
Accounting Officer)

79

Power of Attorney, continued

/s/ Harry R. Swift	Vice President and Secretary	3/11/08

Harry R. Swift, Esq.

/s/ Diane E. Hill	Vice President	3/11/08

Diane E. Hill

80